Exhibit 99.1

May 4, 2016	Gregory Panagos
Vice President, Investor Relations
856-566-4005
gregory.panagos@amwater.com

Maureen Duffy
Vice President, Communications
856-309-4546
maureen.duffy@amwater.com

AMERICAN WATER REPORTS FIRST QUARTER 2016 RESULTS

•	First quarter 2016 diluted earnings per share from continuing operations increased 4.5 percent to 46 cents compared to the first quarter 2015.

•	Increased quarterly dividend by approximately 10.3 percent to 37.5 cents per diluted common share.

•	Affirms 2016 earnings from continuing operations guidance of $2.75 to $2.85 per diluted common share.

VOORHEES, N.J., May 4, 2016 – American Water Works Company, Inc. (NYSE: AWK) today reported results for the quarter ended March 31, 2016.

“Our first quarter results demonstrate that American Water employees continue to grow our business by focusing on our customers and communities,” said Susan Story, president and CEO of American Water. “Our results were solid, with first quarter 2016 earnings per diluted share up 4.5 percent compared to last year. Reflecting the company’s solid performance, the board of directors approved a 10.3 percent increase in our quarterly dividend to 37.5 cents per share, marking the fourth year in a row for double-digit dividend increases.

“The Regulated Businesses had a particularly strong quarter, with net income up 7.4 percent compared to last year. And our recently announced agreement to acquire the Scranton Sewer Authority’s wastewater system, which we are seeking to close by Sept. 30, 2016, will add another 31,000 customers to American Water’s regulated service areas. At the same time, we continued to make improvements in O&M efficiency, allowing us to keep our services affordable,” added Story.

Consolidated Results

For the first quarter 2016, the company reported income from continuing operations of $82 million, or 46 cents per diluted common share (“diluted share”), compared to 44 cents per diluted share for the first quarter of 2015, a 4.5 percent increase. This increase was mainly driven by higher results in the Regulated Business segment, as growth continues to be driven by infrastructure investment and improved operating efficiencies.

During the first quarter of 2016, the company made capital investments of approximately $236 million, which included $214 million mainly to replace and improve infrastructure for continued reliable service to customers. Regulated acquisitions totaled $22 million, which added approximately 7,000 water and wastewater customers. American Water has agreed to purchase the wastewater system from the Scranton Sewer Authority in Scranton, Pa., for approximately $195 million, before purchase price adjustments. The company is seeking to close the acquisition by Sept. 30, 2016. American Water plans to invest $1.3 billion to $1.4 billion across its footprint in 2016, with the majority to improve its water and wastewater systems.

Regulated Businesses

For the first quarter 2016, net income from continuing operations was $87 million, compared to $81 million for the same period in 2015.

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The increase is primarily attributable to revenue growth of $19 million, or 3.1 percent, driven by infrastructure investment and acquisitions. Partially offsetting increased revenue was higher depreciation and amortization expense of $8 million associated with infrastructure investment growth.

Year-to-date May 3, 2016, the company received approximately $38.2 million in additional annualized revenues from general rate cases, step increases and infrastructure charges. This includes additional annualized revenues of $18.3 million authorized through the West Virginia general rate case and $12.7 million of annualized revenues for Distribution System Investment Charges (DSIC) in Pennsylvania.

As of May 3, 2016, the company was awaiting final orders or proposed settlements for general rate cases in seven states, requesting approximately $115.3 million in total additional revenues and $14.6 million in infrastructure charges in Indiana, West Virginia and New Jersey. The extent to which requested rate increases will be granted by the applicable regulatory agencies will vary. General rate case revenue amounts are based on pro forma usage in the proceedings.

For the 12-month period ended March 31, 2016, the adjusted operation and maintenance (O&M) efficiency ratio (a non-GAAP financial measure) improved to 35.6 percent, compared to 36.3 percent for the 12-month period ended March 31, 2015. By reducing O&M expense as a proportion of revenue, American Water is able to make investments in needed capital improvements without significantly impacting customer bills.

Market-based Businesses

For the first quarter of 2016, the Market-based Businesses reported net income from continuing operations of $6 million, compared to $7 million for the first quarter 2015. The $1 million decline is primarily due to Keystone Clearwater Solutions.

Operating revenues totaled $114 million, an increase of $27 million compared to the first quarter of 2015. Revenues for Military Services increased $9 million due to ongoing construction activities. Homeowner Services’ revenues increased $4 million from geographic expansion and contract growth. Keystone Clearwater also added incremental revenues of $12 million over the first quarter 2015.

O&M expense increased to $99 million, up $25 million compared to $74 million the first quarter 2015. An $8 million increase in operating supplies and services was primarily due to increased construction activities in the Military Services Group, as well as additional marketing expenses in Homeowner Services. There was also a $3 million increase in Military Services, Contract Services, and Homeowner Services primarily from higher employee-related costs largely attributable to the addition of two military contracts that started operations in late 2014 and the transition phase of the Vandenberg Air Force Base. The addition of the Keystone business also resulted in $12 million from employee-related costs, operating supplies and services, and maintenance materials and supplies, which were not present in 2015.

Dividend Declared

On April 22, 2016, American Water’s board of directors declared a quarterly cash dividend payment of 37.5 cents per share of common stock, an increase of 10.3 percent compared to the previous quarterly dividend payment, payable on June 1, 2016, to all stockholders of record as of May 9, 2016.

2016 Earnings Guidance

American Water affirmed its 2016 earnings guidance from continuing operations to be in the range of $2.75 to $2.85 per diluted share. The company’s earnings forecasts are subject to numerous risks and uncertainties, including, without limitation, those described under “Forward-Looking Statements” below and under “Risk Factors” in its annual and quarterly reports filed with the Securities and Exchange Commission (SEC).

Non-GAAP Financial Measures

This press release includes a presentation of adjusted O&M efficiency ratio, which excludes from its calculation estimated purchased water revenues and purchased water expenses, and the allocable portion of non-O&M support services costs, mainly depreciation and general taxes, and the impact of the Freedom Industries chemical spill as well as the estimated impact of weather. This item is derived from American Water’s consolidated financial information but is not presented in its financial statements prepared in accordance with GAAP. The item constitutes a “non-GAAP financial measure” under SEC rules. This non-GAAP financial measure supplements and should be read in conjunction with the company’s GAAP disclosures and should not be considered an alternative to the GAAP measure.

Management believes that the presentation of this measure is useful to investors because it provides a means of evaluating the company’s operating performance without giving effect to items that are not reflective of management’s ability to increase efficiency of the company’s regulated operations. In preparing operating plans, budgets and forecasts, and in assessing historical performance, management relies, in part, on trends in the company’s historical results, exclusive of estimated revenues and expenses related to purchased water and the allocable portion of non-O&M support services costs. The company’s definition of this metric may not be comparable to the same or similar measures used by other companies, and, accordingly, this non-GAAP financial measure may have significant limitations on its use.

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Set forth at the end of this release is a table that reconciles the non-GAAP financial measure to the most directly comparable GAAP financial measure.

First Quarter 2016 Earnings Conference Call

The first quarter earnings 2016 conference call will take place on Thursday, May 5, 2016, at 9 a.m. Eastern Daylight Time. Interested parties may listen to the conference call over the Internet by logging on to the Investor Relations page of the company’s website at www.amwater.com. Presentation slides that will be used in conjunction with the earnings conference call will also be made available online at http://ir.amwater.com. The company recognizes its website as a key channel of distribution to reach public investors and as a means of disclosing material nonpublic information to comply with its obligations under SEC Regulation FD.

Following the earnings conference call, an audio archive of the call will be available through May 12, 2016, by dialing 412-317-0088 for U.S. and international callers. The access code for replay is 10084204. The online archive of the webcast will be available through June 6, 2016, on the Investor Relations webpage located at http://ir.amwater.com.

About American Water

American Water is the largest and most geographically diverse publicly traded U.S. water and wastewater utility company. Marking its 130th anniversary this year, the company employs more than 6,700 dedicated professionals who provide regulated and market-based drinking water, wastewater and other related services to an estimated 15 million people in 47 states and Ontario, Canada. More information can be found by visiting www.amwater.com.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this press release including, without limitation, 2015 earnings guidance, the outcome of pending acquisition activity, the amount of future capital investments, and estimated revenues from rate cases and other government agency authorizations, are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. In some cases, these forward-looking statements can be identified by words with prospective meanings such as “intend,” “plan,” “estimate,” “believe,” “anticipate,” “expect,” “predict,” “project,” “assume,” “forecast,” “outlook,” “future,” “pending,” “goal,” “objective,” “potential,” “continue,” “seek to,” “may,” “can,” “will,” “should” and “could” and or the negative of such terms or other variations or similar expressions. These forward-looking statements are predictions based on American Water’s current expectations and assumptions regarding future events. They are not guarantees or assurances of any outcomes, financial results of levels of activity, performance or achievements, and readers are cautioned not to place undue reliance upon them. The forward-looking statements are subject to a number of estimates and assumptions, and known and unknown risks, uncertainties and other factors. Actual results may differ materially from those discussed in the forward-looking statements included in this press release as a result of the factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, and subsequent filings with the SEC, and because of factors such as: the decisions of governmental and regulatory bodies, including decisions to raise or lower rates; the timeliness of regulatory commissions’ actions concerning rates and other matters; changes in laws, governmental regulations and policies, including environmental, health and safety, water quality, and public utility regulations and policies; potential costs and liabilities of American Water for environmental and similar matters resulting from, among other things, the provision of water services to customers in the natural gas exploration and production market; the outcome of litigation and government action related to the Freedom Industries chemical spill in West Virginia; weather conditions, patterns or events or natural disasters, including drought or abnormally high rainfall, strong winds, coastal and intercoastal flooding, earthquakes, landslides, hurricanes and tornadoes, and cooler than normal temperatures; changes in customer demand for, and patterns of use of, water, such as may result from conservation efforts; its ability to appropriately maintain current infrastructure, including its technology systems, and manage the expansion of its business; its ability to obtain permits and other approvals for projects; changes in its capital requirements; its ability to control operating expenses and to achieve efficiencies in its operations; the intentional or unintentional acts of a third party, including contamination of its water supplies and attacks on, or infiltration of, its computer systems or other critical infrastructure; its ability to obtain adequate and cost-effective supplies of chemicals, electricity, fuel, water and other raw materials that are needed for its operations; its ability to successfully meet growth projections and capitalize on growth opportunities, including its ability to, among other things, acquire and integrate water and wastewater systems into its regulated operations and enter into contracts and other agreements with, or otherwise acquire, new customers in its Market-based Businesses, including with respect to the provision of water services to customers in the natural gas exploration and production market; cost overruns relating to improvements in or the expansion of its operations; our ability to maintain safe work sites; changes in general economic, business and financial market conditions; access to sufficient capital on satisfactory terms and when and as needed to support operations and capital expenditures; fluctuations in interest rates; restrictive covenants in or changes to the credit ratings on its current or future debt that could increase its financing costs or affect its ability to borrow, make payments on debt or pay dividends; fluctuations in the value of benefit plan assets and liabilities that could increase its financing costs and funding requirements; changes in Federal or state income tax laws, including tax reform, the availability of tax credits and tax abatement programs, and the ability to utilize its U.S. and state net operating loss carryforwards; migration of customers into or out of its service territories; the use by municipalities of the power of eminent domain or other authority to condemn its systems; difficulty in obtaining, or the inability to obtain, insurance at acceptable rates and on acceptable terms and conditions; its ability to retain and attract qualified employees; labor actions including work stoppages and strikes; the incurrence of impairment charges related to American Water’s goodwill or other assets; and civil disturbances, terrorist threats or acts, or public apprehension about future disturbances or terrorist threats or acts.

These forward-looking statements are qualified by, and should be read together with, the risks and uncertainties set forth above and the risk factors included in the company’s annual and quarterly SEC filings, and readers should refer to such risks, uncertainties and risk factors in evaluating such forward-looking statements. Any forward-looking statements speak only as of the date of this press release. The company does

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not have any obligation or intention to update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as otherwise required by the Federal securities laws. Furthermore, it may not be possible to assess the impact of any such factor on the company’s businesses, either viewed independently or together, or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. The foregoing factors should not be construed as exhaustive.

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AMERICAN WATER REPORTS 2016 FIRST QUARTER RESULTS

American Water Works Company, Inc. and Subsidiary Companies

Consolidated Statements of Operations (Unaudited)

In millions except per share data

	For the Three Months Ended March 31,
	2016	2015
Operating revenues	$743	$698
Operating expenses:
Operation and maintenance	348	324
Depreciation and amortization	116	107
General taxes	66	64
Gain on asset dispositions and purchases	(1)	(1)
Total operating expenses, net	529	494
Operating income	214	204
Other income (expenses):
Interest, net	(80)	(75)
Other, net	2	4
Total other income (expenses)	(78)	(71)
Income from continuing operations before income taxes	136	133
Provision for income taxes	54	53
Net income attributable to common stockholders	$82	$80

Basic earnings per share:
Net income attributable to common stockholders	$0.46	$0.45
Diluted earnings per share:
Net income attributable to common stockholders	$0.46	$0.44
Weighted average common shares outstanding
Basic	178	179
Diluted	179	180
Dividends declared per common share	$-	$-

American Water Works Company, Inc. and Subsidiary Companies

Condensed Consolidated Balance Sheet Information (Unaudited)

In millions

	March 31,	December 31,
	2016	2015
Cash and cash equivalents	$66	$45
Other current assets	572	612
Property, plant and equipment, net	14,098	13,933
Total regulatory and other long-term assets	2,681	2,651
Total Assets	$17,417	$17,241

Short-term debt	$839	$628
Current portion of long-term debt	54	54
Other current liabilities	721	851
Total long-term debt	5,861	5,874
Total regulatory and other long-term liabilities	3,720	3,664
Contributions in aid of construction	1,140	1,121
Total common stockholders' equity	5,082	5,049
Total Capitalization and Liabilities	$17,417	$17,241

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AMERICAN WATER REPORTS 2016 FIRST QUARTER RESULTS

American Water Works Company, Inc. and Subsidiary Companies

Adjusted Regulated Operations and Maintenance Efficiency Ratio (A Non-GAAP, unaudited measure)

In millions

	For the Twelve Months Ended March 31,
	2016	2015
Total operation and maintenance expenses	$1,428	$1,349
Less:
Operation and maintenance expenses—Market-Based Businesses	383	301
Operation and maintenance expenses—Other	(46)	(52)
Total operation and maintenance expenses—Regulated Businesses	1,091	1,100
Less:
Regulated purchased water expenses	116	120
Allocation of non-operation and maintenance expenses	33	40
Impact of Freedom Industries chemical spill in West Virginia	—	6
Estimated impact of weather (mid-point of range)	—	(2)
Adjusted operation and maintenance expenses—Regulated Businesses (a)	$942	$936

Total operating revenues	$3,204	$3,030
Less:
Operating revenues—Market-Based Businesses	461	366
Operating revenues—Other	(19)	(18)
Total regulated operating revenues—Regulated Businesses	2,762	2,682
Less:
Regulated purchased water revenues*	116	121
Plus:
Estimated impact of weather (mid-point of range)	—	17
Adjusted operating revenues—Regulated Businesses (b)	$2,646	$2,578

Adjusted operation and maintenance efficiency ratio—Regulated Businesses (a)/(b)	35.6%	36.3%

* Calculation assumes purchased water revenues approximate purchased water expenses.

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